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                                                                   EXHIBIT 99(a)


VERIO ANNOUNCES PLANS TO ACCELERATE WEB HOSTING
AND CO-LOCATION SERVICES

CAPITAL BUDGET FOR 2000 TOTALS $350 MILLION, INCLUDING SIGNIFICANT FACILITIES EXPANSION

OPERATING PRIORITIES FOCUS ON THE GROWTH AND SUPPORT FOR WEB HOSTING, E-COMMERCE, AND OTHER APPLICATION HOSTING SERVICES

EUROPEAN EXPANSION IS UNDERWAY HERBERT R. HRIBAR, PRESIDENT AND COO, RESIGNS EFFECTIVE FEBRUARY 4, 2000

ENGLEWOOD, Colo., January 31, 2000 -- Verio Inc. (Nasdaq: VRIO), the world's largest operator of Web sites for businesses and a leading provider of comprehensive Internet services, today announced plans to significantly expand its web hosting and co-location physical infrastructure, systems and personnel. For the year 2000, a capital budget of $350 million has been established, of which approximately $300 million relates to the expansion of hosting operations. Hosting-related expenditures include $200 million for hosting centers, $45 million for servers, and the balance for product development, software licenses, IT systems, a new Web Operations Control Center, and leasehold improvements. Approximately $50 million of capital has been budgeted for network equipment, systems and facilities to support the growth of the high-speed access business. The expenditures will be fully funded with cash currently on hand.

"Verio is strategically positioned to accelerate its growth of higher value services as it capitalizes on its global leadership in hosting to capture an exploding demand for hosted applications among small and medium businesses," commented Justin L. Jaschke, CEO. "Verio's leadership position in web hosting and rapidly-growing base of business customers give us a phenomenal position from which to offer an expanded array of hosted applications. This announcement signals our strategy to accelerate the growth of our hosting and application services businesses as we anticipate the ever-increasing needs of growing businesses."

Growing demand for all types of hosting services -- from co-location, to outsourced applications, to shared and dedicated servers -- is driving the acceleration of Verio's investment plans. Forrester Research, Inc. projects that U.S. Business Internet Services will grow from $7.7 billion in 1999 to $56.6 billion in 2003, including hosting services which they project will increase from $2.0 billion in 1999 to $14.6 billion in 2003. Forrester also projects that the application hosting market will grow from $0.9 billion in 1999 to $11.3 billion in 2003, with small and medium-sized businesses -- Verio's target market -- accounting for $10.5 billion or 93% of that market. Verio has experienced significantly higher growth rates in its web hosting, application hosting, and co-location products, and their increasing percentage of Verio's total revenues are expected to drive higher internal growth rates in 2000 and beyond. For 1999, Enhanced Services and Other revenues, which are primarily web hosting and co-location services, will be approximately 50% of total revenues, up from 35% in 1998. Enhanced Services and Other revenues include shared and dedicated hosting products, co-location services, domain name registrations, e-commerce and other application hosting services. Sales of e-commerce sites, for example, doubled in the fourth quarter compared to the third quarter and Verio now hosts over 10,000 e-commerce sites. Verio has set its operating plans for 2000 in anticipation of increasing internal growth rates, beginning in the first quarter of 2000. Acquisitions to expand product mix, distribution, and increase international presence are expected to add further to the total revenue growth rate.


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Verio's planned hosting center expansion totals approximately 650,000 square feet in 21 locations, including 80,000 square feet in Virginia and five other large facilities averaging 60,000 square feet in Seattle, the San Francisco Bay Area, Dallas, Chicago, and New York. Ten of these facilities are expected to be complete by mid-year 2000. The balance are expected to be completed by year-end 2000, at which time Verio expects to have 40 hosting centers located throughout the US. The larger facilities will be used to provide all types of web and application hosting as well as co-location services. Co-location services include software configuration, performance monitoring, change order tracking, security, data storage, asset management and fault detection systems. Revenue targets for these new data centers are to exceed $20 million in 2000 and $125 million in 2001, with associated cash operating costs of $50 million and $110 million respectively. Based on internal forecasts and current pricing, the new facilities will ultimately be capable of supporting over $1 billion in annual revenues, of which 75% is projected to come from shared and dedicated hosting products and 25% from co-location services. Dedicated servers are one of Verio's fastest growing and most profitable businesses. Dedicated servers are configured to meet the specific needs of each customer, and are augmented with additional services including security, data backup and retrieval, load balancing, and support services. With over 2,500 dedicated servers installed to-date, Verio has established a leading position in the global dedicated server market. Over the last six months, Verio has more than tripled its sales of dedicated servers. With additional marketing, investments in provisioning, new products, and sales through Verio's direct and indirect sales force, the high growth rates in this product line are expected to continue, which in turn drive the need for additional capital for servers.

In addition, to capitalize on opportunities presented by the rapidly emerging European business Internet market, Verio has begun to significantly expand its web hosting operations in Europe. Verio has a leading position in hosting throughout Europe and its expansion plans are designed to leverage its local presence and world-leading web hosting products and platforms. Verio's already strong market position is comprised of more than 1200 resellers, a private label relationship with Swisscom AG (NYSE: SCM), a "Powered by Verio" co-branded program with Italian telecommunications company Infostrada, a wholly owned subsidiary of the Mannesmann Group (OTCC: MNNSY), equity investments in web hosting companies in the top four European markets, and an exclusive marketing relationship with AOL, CompuServe and Netscape Online in the U.K. Verio has recently acquired the remaining 40% interest in its Rapidsite U.K. subsidiary and now owns 100% of that company. Verio also owns 100% of WWWService AG in Germany and minority interests in web hosting companies in France and Spain. Expansion plans in Europe include adding more "Powered by Verio" and other distribution partners throughout the key European markets, acquiring hosting facilities, hiring additional local sales and technical support staff, increasing local brand recognition through marketing and advertising campaigns, and pursuing additional hosting acquisitions in Europe. Verio's European expansion plans are expected to add $20 million in operating costs in 2000.

Verio is also expanding internal operations to drive and support higher growth, particularly in the web hosting and co-location product areas. The telesales force for web related products is projected to increase from 60 to over 250 associates. Further investments will also be made in additional automated care solutions, development of web hosting products and platforms, recruitment of technical personnel to staff the new hosting centers, additional sales and customer care training, and completing the migration of its current customers onto systems built in 1999.

With respect to financial results for the fourth quarter and fiscal year 1999, the company expects to issue its normal year-end release on March 1, 2000. Based on a new SEC staff accounting bulletin issued in Dec. 1999 (SAB 101) Verio has elected to defer $2.5mm of revenue received in the fourth quarter. Despite this deferral, Verio expects to report EBITDA positive results for the quarter.


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Verio also announced that Herbert R. Hribar, President and Chief Operating
Officer since July 1998, has resigned. While at Verio Mr. Hribar led the integration of the numerous acquisitions that Verio made in the 1996-1998 period, eliminating duplicate costs and driving operational efficiencies. With the integration effort now substantially complete, Justin L. Jaschke, CEO, will assume Mr. Hribar's responsibilities. The management team extends its thanks to Herb Hribar for his tremendous energy and contributions to Verio, and wish him well in his future endeavors.

Verio is hosting a conference call on Tuesday, February 1, 2000 at 9:00 a.m. EST. Interested parties may access the call via the Verio web site at http://home.verio.net/company/invest.cfm.

ABOUT VERIO INC.

Verio Inc. (NASDAQ: VRIO) is a leading provider of comprehensive business Internet services -- including broadband connectivity, virtual private networks, Web hosting solutions and e-commerce -- with an emphasis on serving the small and mid-sized business market. Since its inception in March 1996, Verio has rapidly established a global presence through the acquisition, integration and growth of independent Internet providers with a business customer focus. Verio supports its operations with highly reliable and scalable national infrastructure and systems including a facilities-based Tier One national network. Verio delivers locally based sales and engineering support in 41 of the top 50 U.S. markets under the Verio brand name and provides Web hosting services to customers in more than 100 countries.

For more information on Verio, visit the company's Web site at www.verio.com or call 1-888-Get-VERIO. Corporate headquarters are located at:

         8005 S. Chester St., Suite 200
         Englewood, Colorado  80112
         Tel: (303) 645-1900.

Except for the historical information contained herein, certain matters set forth in this press release concerning Verio are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to fluctuations in operating results, additional capital requirements, competition, integration of acquisitions, and implementation of network infrastructure. Readers are also encouraged to refer to Verio's reports from time to time filed with the Securities and Exchange Commission, including the Company's Current Quarterly Report on Form 10-Q filed on November 12, 1999, for a further discussion of Verio's business and risk factors that may affect operating and financial results.